                                                                    Exhibit 3.75

                            ARTICLES OF INCORPORATION
                                       OF
                                WESCAM-USA, INC.

     I, the undersigned, hereby make, subscribe, acknowledge and file these
Articles of Incorporation for the purpose of becoming a corporation under the laws of the State of Florida.

                                    ARTICLE I

                                 IDENTIFICATION

     The name of this corporation is WESCAM-USA, INC., having a principal place of business at 270 East Drive, Suite A, Melbourne, Florida 32904.

                                   ARTICLE II

                                    DURATION

     This corporation shall have perpetual existence which shall commence at the date of the filing of these Articles with the Secretary of State.

                                   ARTICLE III

                                AUTHORIZED SHARES

     The aggregate number of shares that the corporation is authorized to issue is 1,348,000 shares, divided into two classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class, are as follows:

              Class               No. of Shares             Par Value/Share
              -----               -------------             ---------------
              Common                1,000,000                   $0.001
              Preferred               348,000                   $0.001

     The Common stock shall have unlimited voting rights. The Preferred stock shall be non-voting and non-cumulative, and shall be redeemable at the option of the corporation or the stockholder at the rate of One Dollar ($1.00) per share.
All or part of said stock to be issued from time to time shall be determined by the Board of Directors. On dissolution or liquidation of the corporation, holders of the Common stock shall be entitled to distribution ratably as their holdings may appear upon the stock record of the corporation.

                                   ARTICLE IV

                           REGISTERED AGENT AND OFFICE

     The initial registered agent of this corporation and his address is as follows: David A. Schwartz, Esquire, 8181 West Broward Boulevard, Suite 204,
Plantation, Florida 33324.

                                    ARTICLE V

                                  INCORPORATOR

     The name and address of the Incorporator of these Articles of Incorporation is as follows: David A. Schwartz, Esquire, 8181 West Broward Boulevard, Suite
204, Plantation, Florida 33324.

                                   ARTICLE VI

                              ADDITIONAL PROVISIONS

     The following additional provisions for the regulation of the business and for the conduct of the affairs of the corporation, and creating, dividing, limiting, and regulating the powers of the corporation, its stockholders, and
Directors are hereby adopted as a part of these Articles of Incorporation:

     1. The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have the right to inspect any account or document of the corporation except as conferred by a statute or authorized by the Board of Directors or by resolution of the stockholders.

     2. No person shall be required to own, hold, or control stock in corporation as a condition precedent to holding an office in this corporation.

     3. Except as otherwise provided by law, the Directors may prescribe a method or methods for replacement of lost certificates, and may prescribe reasonable conditions by way of security upon the issuance of new certificates therefor.

     4. This corporation shall indemnify any officer or Director, and any former officer or Director, to the full extent provided by law. This corporation may provide such indemnification, or a portion thereof, through the purchase of insurance.

     5. The power to adopt, alter, and repeal By-laws shall be in the Board of
Directors of the corporation or in the stockholders; By-laws adopted by the
Board of Directors may be altered or repealed by the stockholder and vice versa, except that the stockholders may prescribe in any By-law made by them that such
By-law shall not be altered, amended, or repealed by the Board of Directors.

     6. Every stockholder upon the issuance of any new stock of the corporation of the same kind shall have the right to purchase his pro rata thereof, at the price at which it is offered to others.

     IN WITNESS WHEREOF, the undersigned, has made and subscribed these Articles of Incorporation at the City of Plantation, Broward County, Florida, for the
uses and purposes aforesaid this 17th day of March, 1995.

                                    /s/ David A. Schwartz
                                    ------------------------------
                                    DAVID A. SCHWARTZ
                                    INCORPORATOR

STATE OF FLORIDA)
     :  SS.
COUNTY OF BROWARD)

     BEFORE ME, the undersigned authority, personally appeared David A.
Schwartz, who is to me well known to be the person described in and who subscribed the above and foregoing Articles of Incorporation; and he has freely and voluntarily acknowledged before me according to law that he made and subscribed the same for the uses and purposes therein mentioned and set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Plantation, Broward County, Florida, this 17th day of March, 1995.

                                    /s/ Signature of Notary Public
                                    ------------------------------
                                    (Signature of Notary Public -
                                      State of Florida)

My commission Expires:

Personally Known [ ] OR Produced Identification [ ]
                   --
Type of  Identification Produced:
                                 --------------------------------------------
DID Take Oath [ ] OR DID NOT Take Oath [ ]
                   --

              CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
              FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING
                      AGENT UPON WHOM PROCESS MAY BE SERVED
--------------------------------------------------------------------------------

     In pursuance of Chapter 607, Florida Statutes, the following is submitted in compliance with said Act:

     WESCAM-USA, INC., desiring to organize under the laws of the State of
Florida with its principal office as indicated in the Articles of Incorporation at City of Melbourne, County of Brevard, State of Florida, has named David A.
Schwartz, as its agent to accept service of process within this state.

ACKNOWLEDGEMENT:

     Having been named to accept service of process for the above stated
corporation, at place designated in this certificate, I hereby accept to act in this capacity and I agree to comply with the provision of said Act relative to keeping open said office and I accept the obligations of Section 607.0505 of the
Florida Statutes.

                                    By  /s/ David A. Schwartz
                                       -----------------------------
                                         DAVID A. SCHWARTZ
                                         Registered Agent

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

 ------------------------------------------------------------------------------
                                WESCAM-USA, INC.

 ------------------------------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:  Amendment(s) adopted:  (indicate article number(s) being amended, added or deleted)

        That ARTICLE 1, IDENTIFICATION, of the Articles of Incorporation of
        Wescam-USA, Inc., be amended in its entirety to read as follows:

          "The name of this corporation is Wescam Incorporated, having a principal place of business at 4356 Fortune Place, Suite C, Melbourne,
        Florida 32904."

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows: N/A

THIRD:  The date of each amendment's adoption:  April 30, 1998

FOURTH:  Adoption of Amendment(s) (CHECK ONE)

   [ ]  The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

   [ ]  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

        "The number of votes cast for the amendment(s) was/were sufficient for approval by

                 --------------------------------------------."
                                  voting group

   [ ]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

   [ ]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

        Signed on this   26th     day of   May   , 1998   .

        Signature   /s/ Bruce Latimer
                 -----------------------------------------------------------
                 (By the Chairman or Vice Chairman of the Board of Directors,
                  President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                  Bruce Latimer
                  ---------------------------------------------
                              Typed or printed name

                                 Vice President
                  ---------------------------------------------
                                      Title

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                               Wescam Incorporated
--------------------------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P95000022415
       ------------------------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA
PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):

L-3 Communications EO/IR, Inc.
--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
Article Title(s) being amended, added or deleted: (BE SPECIFIC)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (continued)

THE DATE OF EACH AMENDMENT(S) ADOPTION: 9/23/05
                                        ----------------------------------------

EFFECTIVE DATE IF APPLICABLE:
                               -------------------------------------------------
                               (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENT(S)                 (CHECK ONE)
                                          ---------

        [X]   The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

        [ ]   The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately
              provided for each voting group entitled to vote separately on the amendment(s):

              "The number of votes cast for the amendment(s) was/were sufficient for approval by

              -------------------------------------."
                         (voting group)

        [ ]   The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not
              required.

        [ ]   The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

                       Signature /s/ Christopher C. Cambria
                                -------------------------------------
                                (By a director, president or other officer - if
                                directors or officers have not been selected, by
                                an incorporator - if in the hands of a receiver,
                                trustee, or other court appointed fiduciary by
                                that fiduciary)

                                Christopher C. Cambria
                                -----------------------------------------------
                                (Typed orprinted name of person signing)

                                Vice President, Secretary
                                -----------------------------------------------
                                (Title of person signing)

                               FILING FEE: $35.00